SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 17, 2005
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)		75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
EXPLANATORY NOTE: Pursuant to Item 9.01 of Form 8-K, this Current Report on Form 8-K/A amends the Registrant’s Current Report on Form 8-K for the event dated June 17, 2005, to include the historical financial statements and pro forma financial information required by Item 9.01 (a) and (b).

FORM 8-K/A
INDEX

Item 2.01. Acquisition or Disposition of Assets		3

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits		5

a.	Crystal City Courtyard by Marriott

	(a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)

	Financial Statements as of August 29, 2003 and December 31, 2002, and for the period from January 1, 2003 through August 29, 2003 and the year ended December 31, 2002	6

b.	CNL Hotels

	(wholly owned properties of CNL Hotels & Resorts, Inc.)

	Combined Financial Statements as of December 31, 2004 and 2003, and for the three years ended December 31, 2004, 2003, and 2002	16

c.	RFS Hotels

	Combined Financial Statements as of July 10, 2003 and December 31, 2002, and for the period from January 1, 2003 through July 10, 2003, and the year ended December 31, 2002	36

d.	RST4 Tenant LLC

	(a wholly owned LLC of Marriott International, Inc.)

	Financial Statements as of August 6, 2004, January 2, 2004, and January 3, 2003, and for the period from January 3, 2004 through August 6, 2004, and the fiscal years ended January 2, 2004 and January 3, 2003	45

e.	Pro Forma Financial Information (Unaudited)	54

	Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2005	56

	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004	58
Consent of Independent Certified Public Accountants
Consent of Independent Certified Public Accounting Firm

f.	Exhibits		60

	23.1	Consent of Independent Certified Public Accountants (PricewaterhouseCoopers LLP)

	23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)

SIGNATURE			61

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS
On June 17, 2005, Ashford Hospitality Trust, Inc. (the “Company”) completed the acquisition of a 30-property, 4,328-room hotel portfolio from CNL Hotels and Resorts, Inc. for approximately $465.0 million in cash. The purchase price equates to a trailing twelve-month net operating income capitalization rate of approximately 8.4% on the entire 30-hotel portfolio.
The 30-hotel portfolio consists of 13 Residence Inns by Marriott in 9 states, 6 Courtyards by Marriott in 5 states, 7 TownePlace Suites by Marriott in 6 states, and 4 SpringHill Suites by Marriott in 3 states. The hotels in the portfolio have an average age of 8.9 years with a majority of the hotels constructed between 1997 and 2000. Marriott International, Inc. continues to operate the hotels under incentive management agreements.
The Company funded the acquisition from several sources, including: proceeds from a $370.0 million, 10-year mortgage loan from Merrill Lynch Mortgage Lending, Inc. (“Merrill”) at a fixed interest rate locked at 5.32%, gross proceeds of approximately $65.0 million from the issuance of 6,454,816 shares of Series B cumulative convertible redeemable preferred stock to Security Capital Preferred Growth Incorporated (“Security Capital”), and existing cash.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Financial Statements
As of August 29, 2003 and December 31, 2002 and for the period from January 1, 2003 through August 29, 2003 and the year ending December 31, 2002

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Index
As of August 29, 2003 and December 31, 2002 and for the period ending August 29, 2003 and the year ending December 31, 2002

Report of Independent Certified Public Accountants
To the board of directors and shareholders of
Ashford Hospitality Trust
In our opinion, the accompanying balance sheet and the related statements of income and changes in owner’s equity and of cash flows present fairly, in all material respects, the financial position of Crystal City Courtyard by Marriott (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) (the “Hotel”) at August 29, 2003 and December 31, 2002, and the results of its operations and its cash flows for the period from January 1, 2003 through August 29, 2003 and the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Orlando, Florida
August 22, 2005

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Balance Sheets

	August 29, 2003	December 31, 2002
Assets
Current assets
Cash and cash equivalents	$208,545	$95,236
Guest and trade accounts receivable, net of allowance for doubtful accounts of $1,647 and $1,760	140,199	215,006
Inventory	76,817	69,738
Prepaid expenses and other current assets	5,407	50,263

Total current assets	430,968	430,243
Property and equipment, net	33,009,505	34,244,329

Total assets	$33,440,473	$34,674,572

Liabilities and Owner’s Equity
Current liabilities
Accounts payable	$124,367	$238,828
Accrued compensation and benefits	117,859	258,405
Accrued taxes	304,547	57,595
Other accrued liabilities	28,025	52,817

Total current liabilities	574,798	607,645
Commitments and contingencies

Owner’s equity	32,865,675	34,066,927

Total liabilities and owner’s equity	$33,440,473	$34,674,572

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statements of Income and Changes in Owner’s Equity For the Period from January 1, 2003 through August 29, 2003 and the Year Ended December 31, 2002

	January 1 to	January 1 to
	August 29, 2003	December 31, 2002
Revenues
Rooms	$5,554,859	$8,092,112
Food and beverage	796,746	1,286,557
Telephone	60,375	182,386
Other	305,770	451,506

Total revenues	6,717,750	10,012,561

Departmental expenses
Rooms	1,216,939	1,619,417
Food and beverage	647,881	1,011,702
Telephone	36,331	48,559
Other	66,647	98,288

Total departmental expenses	1,967,798	2,777,966

Undistributed expenses
Administrative and general	423,235	835,807
Allocated management fees	201,533	300,377
Franchise fees	305,517	445,066
Marketing	298,644	548,183
Property operation, maintenance and energy costs	457,926	676,167
Depreciation and amortization	1,249,461	2,206,766
Allocated interest expense	537,916	841,544
Equipment rent, local taxes and insurance	394,724	585,062

Total undistributed expenses	3,868,956	6,438,972

Net income	880,996	795,623

Owner’s equity
Beginning of year	34,066,927	36,177,456
Change in due to/from Owner	739,449	1,141,921
Distributions, net	(2,821,697)	(4,048,073)

End of year	$32,865,675	$34,066,927

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statements of Cash Flows
For the Period from January 1, 2003 through August 29, 2003 and the Year Ended December 31, 2002

	January 1 to	January 1 to
	August 29, 2003	December 31, 2002
Cash flows from operating activities
Net income	$880,996	$795,623
Depreciation and amortization	1,249,461	2,206,766
Allocated management fees and interest expense	739,449	1,141,921
Change in working capital
Guest and trade accounts receivable, net	74,807	(81,023)
Inventory	(7,079)	(1,200)
Prepaid expenses and other current assets	44,856	(19,648)
Accounts payable	(114,461)	67,582
Accrued compensation and benefits	(140,546)	36,696
Accrued taxes	246,952	(100,561)
Other accrued liabilities	(24,792)	1,077
Advance deposits	—	(1,500)

Net cash provided by operating activities	2,949,643	4,045,733

Cash flows from investing activities
Capital expenditures	(14,637)	(72,142)

Net cash used in investing activities	(14,637)	(72,142)

Cash flows from financing activities
Distributions, net	(2,821,697)	(4,048,073)

Net cash used in financing activities	(2,821,697)	(4,048,073)

Increase (decrease) in cash and cash equivalents	113,309	(74,482)
Cash and cash equivalents
Beginning of period	95,236	169,718

End of period	$208,545	$95,236

Supplemental schedule of non-cash investing and financing activities:
The owner’s equity account includes non-cash allocations for interest expense and management fees of $739,449 and $1,141,921 for the period ended August 29, 2003 and the year ended December 31, 2002, respectively.
The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
As of August 29, 2003 and December 31, 2002 and for the period from January 1, 2003 through August 29, 2003 and the year ended December 31, 2002
1.	Business and Basis of Presentation

The real and personal property commonly known as Crystal City Courtyard by Marriott (the “Hotel”), a 272-room hotel located in the City of Arlington, was owned and operated by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”). On August 29, 2003, the Hotel was sold by Starwood to CNL Hospitality Properties, Inc. (“CNL”). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel prior to such sale.

Effective June 17, 2005, the Hotel was sold by CNL to Ashford Hospitality Limited Partnership (“Ashford”). The accompanying financial statements have been prepared to present the historical accounts of the Hotel prior to the aforementioned sale to CNL.

The management fees, calculated as a percentage of revenue, are based on determinations that Starwood’s management believes to be reasonable. However, management believes that the Hotel’s administrative and general expenses on a stand-alone basis may have been different had the Hotel operated as an unaffiliated entity.

The Hotel’s operations have been financed through its operating cash flows, and investments in and advances from Starwood. Interest expense has been allocated to the Hotel based on the debt-to-equity ratios and weighted average interest rate of Starwood for the period ended August 29, 2003 and the year ended December 31, 2002. The Hotel is expected to have a capital structure different from Starwood post acquisition; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

For tax purposes, the Hotel’s real estate and the majority of its equipment are owned by a subsidiary of Starwood that has elected to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code. The REIT is exempt from the payment of tax assuming it complies with certain provisions in the Internal Revenue Code. The Hotel’s operations are included in entities that are part of a group that files a consolidated tax return. For tax reporting purposes, the Hotel pays rent to the REIT. The rent, which is eliminated in connection with the preparation of these financial statements, has the effect of offsetting the majority of the taxable income generated by the Hotel’s operating activities. Accordingly, no provision for income taxes has been made in these financial statements.

2.	Significant Accounting Policies

Cash and Cash Equivalents

The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
As of August 29, 2003 and December 31, 2002 and for the period from January 1, 2003 through August 29, 2003 and the year ended December 31, 2002
Inventory
Inventory consists of food and beverage stock items as well as linens, china, glass, silver, uniforms, utensils and guest room items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Significant purchases of linens, china, glass, silver, uniforms, utensils and guest room items are recorded at purchased cost and amortized to 50 percent of their cost over 36 months. Normal replacement purchases are expensed as incurred.
Property and Equipment
Property and equipment are stated at cost. Interest incurred during construction of the Hotel is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.
Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings, 15 years for building improvements and 3-10 years for furniture and equipment.
Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value.
Revenue Recognition
The Hotel’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.
Owner’s Equity
The difference between the Hotel’s assets and liabilities are recorded in an account labeled owner’s equity. Such account consists of accumulated equity as well as any payable/receivable balance due to/from Starwood resulting from cash transfers as well as allocations of management fees and interest expense.
Use of Estimates
The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
As of August 29, 2003 and December 31, 2002 and for the period from January 1, 2003 through August 29, 2003 and the year ended December 31, 2002
Concentration of Credit Risk

Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Hotel’s services are sold, as well as the dispersion of customers across many geographic areas.

3.	Property and Equipment

Property and equipment consists of the following:

	August 29, 2003	December 31, 2002
Land	$3,740,000	$3,740,000
Building and improvements	32,837,790	32,828,811
Equipment	7,056,145	7,015,681
Construction in progress	—	34,803

	43,633,935	43,619,295
Less: accumulated depreciation	(10,624,430)	(9,374,966)

	$33,009,505	$34,244,329

4.	Commitments and Contingencies

Franchise Agreement

Under Starwood’s franchise agreement with Marriott International, the Hotel is required to pay monthly franchise fees of 5.5 percent of gross room sales. Additionally, the Marriott agreement requires monthly national marketing fees of 2 percent of gross room sales and a reservation fee of 1 percent of gross room sales along with additional maintenance and support reservation related fees. Total franchise expense for the period ended August 29, 2003 was approximately $306,000 and for the year ended 2002 was approximately $445,000. Total national marketing fee expense was approximately $111,000 for the period ended August 29, 2003 and $162,000 for the year ended December 31, 2002. Total reservation fee expense was approximately $121,000 for the period ended August 29, 2003 and $139,000 for the year ended December 31, 2002.

Contingencies

In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
As of August 29, 2003 and December 31, 2002 and for the period from January 1, 2003 through August 29, 2003 and the year ended December 31, 2002
5.	Related Party Transactions

Starwood charges the Hotel for certain reimbursable expenses including insurance premiums paid by Starwood on behalf of the Hotel for general liability and workers’ compensation insurance as well as any direct costs incurred on behalf of the Hotel. The amount paid to Starwood for these services and other reimbursable costs was approximately $252,180 for the period ended August 29, 2003 and $451,000 for the year ended December 31, 2002.

The Hotel participates in national marketing, co-op advertising and frequent guest programs operated by Starwood under the Starwood brands. Fees for these programs were approximately $145,000 for the period ended August 29, 2003 and $251,000 for the year ended December 31, 2002.

6.	Employee Benefit Plan

The Hotel participates in a 401(k) plan (the “Plan”) which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing after the participant attains age 21 and is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

Participants may contribute from 1 percent to 18 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches participant contributions dollar for dollar for the first 2 percent of eligible employee compensation and $.50 for every dollar over 2 percent up to 4 percent. Matching contributions made by the Hotel were approximately $26,000 for the period ended August 29, 2003 and $35,000 for the year ended December 31, 2002.

7.	Subsequent Events

On August 29, 2003, the Hotel was acquired by CNL. On June 17, 2005, the Hotel was sold by CNL to Ashford Hospitality Limited Partnership.

CNL Hotels
(Wholly owned properties of CNL Hotels and Resorts, Inc.)
Combined Financial Statements
As of December 31, 2004 and December 31, 2003 and for the years ended December 31, 2004, 2003 and 2002

Report of Independent Certified Public Accountants
To the Board of Directors and Stockholders
Of Ashford Hospitality Trust
In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of owner’s equity and of cash flows present fairly, in all material respects, the financial position of the CNL Hotels at December 31, 2004 and December 31, 2003, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of CNL Hotels. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PRICEWATERHOUSECOOPERS LLP
Orlando, Florida
August 22, 2005

CNL HOTELS
COMBINED BALANCE SHEETS
(in thousands)

	December 31,2004	December 31, 2003
ASSETS

Investment in hotel properties, net	$414,080	$417,387
Cash and cash equivalents	375	237
Restricted cash	18,585	12,108
Accounts receivable, net of allowances of $47 and $10, respectively	5,232	2,511
Inventory	908	712
Prepaid expenses and other assets	219	459

Total assets	$439,399	$433,414

LIABILITIES AND OWNER’S EQUITY

Accounts payable	$2,196	$728
Accrued expenses	2,667	225
Security deposits	2,869	91
Notes payable	302,079	108,927
Threshold guarantee loans	512
Liquidity facility loans	12,046	10,038

Total liabilities	322,369	120,009

Commitments and contingencies
Owner’s equity	117,030	313,405

Total liabilities and owner’s equity	$439,399	$433,414

The accompanying notes are an integral part of these combined financial statements.

CNL HOTELS
COMBINED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Revenue:
Rooms	$93,766	$49,565	$19,593
Food and beverage	3,265	1,848	870
Other operating departments	1,785	1,231	844
Lease revenue, net	5,860	9,875	14,038
Other income	853	1,257	2,140

Total hotel revenue	105,529	63,776	37,485

Expenses:
Rooms	22,744	11,984	5,192
Food and beverage	2,303	1,295	482
Other operating departments	886	622	655
Property operating costs	1,794	1,929	940
Property taxes, insurance and other	7,674	3,809	1,200
Franchise costs	—	597	—
Sales and marketing	5,971	3,075	1,427
Utilities	4,314	2,305	865
Maintenance and repair	5,414	2,865	728
Management fees	4,055	1,738	616
Credit enhancement funding		(2,556)	(2,311)
Depreciation	16,768	11,970	8,701
General and administrative	10,162	5,623	2,974

Total operating expenses	82,085	45,256	21,469

Operating income	23,444	18,520	16,016
Allocated interest expense and amortization of loan origination costs	18,066	10,740	4,805

Income before income taxes	5,378	7,780	11,211
Allocated benefit from income taxes	(541)	(290)	—

Net income	$5,919	$8,070	$11,211

The accompanying notes are an integral part of these combined financial statements.

CNL HOTELS
COMBINED STATEMENTS OF OWNER’S EQUITY
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

Balance, December 31, 2001	$211,176
Change in due to/from Owner	4,805
Contributions, net	2
Net income	11,211

Balance, December 31, 2002	$227,194
Contribution of net assets acquired by CNL, net of cash acquired of $388	169,189
Change in due to/from Owner	10,450
Distributions, net	(101,498)
Net income	8,070

Balance, December 31, 2003	$313,405
Change in due to/from Owner	17,525
Distributions, net	(219,819)
Net income	5,919

Balance, December 31, 2004	$117,030

The accompanying notes are an integral part of these combined financial statements.

CNL HOTELS
COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Net income	$5,919	$8,070	$11,211
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,768	11,970	8,701
Allocation of interest expense and amortization of loan costs	18,066	10,740	4,805
Allocation of income taxes	(541)	(290)	—
Gain on assumption of liquidity facility loans and security deposits	—	—	(400)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(2,721)	69	(1,269)
Inventory	(196)	77	(712)
Other assets	240	(85)	(320)
Accounts payable	1,468	(706)	358
Accrued expenses	2,442	(2,070)	456
Security deposits	2,778	(2,780)	(1,011)
Credit enhancement liabilities	2,520	4,406	2,032

Net cash provided by operating activities	46,743	29,401	23,851

Cash flows from investing activities:
Restricted cash	(6,477)	(7,725)	(1,946)
Investment in hotel properties	(13,461)	(14,849)	(8,877)

Net cash used by investing activities	(19,938)	(22,574)	(10,823)

Cash flows from financing activities:
Net borrowings (payments) on notes payable	193,152	94,801	(12,923)
Contributions (distributions) , net	(219,819)	(101,498)	2

Net cash used by financing activities	(26,667)	(6,697)	(12,921)

Net increase in cash and cash equivalents	138	130	107
Cash and cash equivalents at beginning of period	237	107	—

Cash and cash equivalents at end of period	$375	$237	$107

The accompanying notes are an integral part of these combined financial statements.

CNL HOTELS
COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004, 2003 and 2002
(in thousands)

Supplemental schedule of non-cash investing and financing activities during 2003:
Assets acquired:
Cash and cash equivalents	$388
Accounts receivable	1,203
Inventory	77
Prepaid expenses and other assets	54
Hotel properties	170,747

Total assets	172,469

Liabilities assumed:
Accounts payable	1,053
Accrued expenses	1,839

Total liabilities	2,892

Net assets acquired	169,577

Net of cash, contributed by CNL	$169,189

The owner’s equity account includes non-cash allocations for interest expense and amortization of loan costs and income taxes of $4,805, $10,450 and $17,525 for each of the three years in the period ended December 31, 2004.
In June 2002, CNL took assignment of certain third-party triple net leases. In connection with the assignment, CNL assumed a liquidity facility loan of approximately $3.6 million and security deposits of $4.0 million held by CNL were forgiven.
The accompanying notes are an integral part of these combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS OF CNL HOTELS
Note 1. Business and Basis of Presentation
     The accompanying combined financial statements include the following hotels comprising the CNL Hotels (the “Hotels”). The Hotels were owned by various wholly owned subsidiaries of CNL Hotels and Resorts (“CNL”) and are presented on a combined basis. The Hotels were acquired or developed by CNL at various times and the table below indicates for the years ended December 31, 2004, 2003 and 2002 which of the Hotels are included in these financial statements. Except as noted, the hotels were leased to wholly-owned taxable real estate investment trust subsidiaries (“TRS”) of CNL.

	Hotel	Location	Rooms	2004	2003	2002
1	Residence Inn San Diego Sorrento Mesa	San Diego, CA	150	Yes (A)	Yes (A)	Yes (A)
2	Courtyard Palm Desert	Palm Desert, CA	130	Yes (A)	Yes (A)	Yes (A)
3	Residence Inn Palm Desert	Palm Desert, CA	151	Yes (A)	Yes (A)	Yes (A)
4	Residence Inn Fairfax Merrifield	Falls Church, VA	159	Yes (A)	Yes (A)	Yes (A)
5	Springhill Suites Gaithersburg	Gaithersburg, MD	162	Yes (A)	Yes (A)	Yes (A)
6	Courtyard Atlanta Alpharetta	Alpharetta, GA	154	Yes	Yes	Yes (B)
7	Residence Inn Salt Lake City Cottonwood	Salt Lake City, UT	144	Yes	Yes	Yes (B)
8	TownePlace Suites Mt. Laurel	Mt. Laurel, NJ	95	Yes	Yes	Yes (B)
9	TownePlace Suites Portland Scarborough	Scarborough, ME	95	Yes	Yes	Yes (B)
10	TownePlace Suites Boston Tewksbury Andover	Tewksbury, MA	95	Yes	Yes	Yes (B)
11	TownePlace Suites Newark Silicon Valley	Newark, CA	127	Yes (A)	Yes (A)	Yes (A)
12	Courtyard Overland Park	Overland Park, KS	168	Yes	Yes	Yes (B)
13	Springhill Suites Raleigh Durham Airport	Durham, NC	120	Yes	Yes	Yes (B)
14	Springhill Suites Centreville Chantilly	Centerville, VA	136	Yes	Yes	Yes (B)
15	Springhill Suites Charlotte University Research Park	Charlotte, NC	136	Yes	Yes	Yes (B)
16	Residence Inn Orlando Sea World International Center	Orlando, FL	350	Yes	Yes	Yes
17	Courtyard Ft. Lauderdale Weston	Ft. Lauderdale, FL	174	Yes	Yes	Yes
18	Residence Inn Ann Arbor	Ann Arbor, MI	114	Yes	Yes (C)
19	Residence Inn Fishkill	Fishkill, NY	139	Yes	Yes (C)
20	Residence Inn Ft. Worth River Plaza	Ft. Worth, TX	120	Yes	Yes (C)
21	Residence Inn Orlando International Drive	Orlando, FL	176	Yes	Yes (C)
22	Residence Inn Providence Warwick	Warwick, RI	96	Yes	Yes (C)
23	Residence Inn Sacramento Cal Expo	Sacramento, CA	176	Yes	Yes (C)
24	Residence Inn Tyler	Tyler, TX	128	Yes	Yes (C)
25	Residence Inn Wilmington Newark	Wilmington, DE	120	Yes	Yes (C)
26	TownePlace Suites Ft. Worth Southwest	Ft. Worth, TX	95	Yes	Yes (C)
27	TownePlace Suites Miami Airport West Doral Area	Miami, FL	95	Yes (D)	Yes (C),(D)
28	TownePlace Suites Miami Lakes	Miami Lakes, FL	95	Yes (D)	Yes (C),(D)
29	Courtyard Arlington City Reagan Airport	Crystal City, VA	272	Yes	Yes (E)
30	Courtyard Foothill Ranch Irvine Spectrum	Foothill Ranch, CA	156	Yes	Yes (F)	Yes (F)

(A)	These hotels were leased to an unrelated third party tenant who operated the hotels through August 6, 2004. Rental income from operating leases is included in the statement of operations for these hotels for these periods.

(B)	These hotels were leased to an unrelated third party tenant who operated the hotels through June 15, 2002. Rental income from operating leases is included in the statement of operations for these hotels for these periods.

(C)	Period of inclusion is from July 10, 2003, date of acquisition, through December 31, 2003.

(D)	These hotels were leased to an unrelated third party tenant who operated the hotels through May 21, 2004. Rental income from operating leases is included in the statement of operations for these hotels for these periods.

(E)	Period of inclusion is from August 31, 2003, date of acquisition, through December 31, 2003.

(F)	Courtyard Foothill Ranch only includes balance sheet balances for 2002 and 2003 and includes operations from February 18, 2004, the date this constructed hotel opened, through December 31, 2004.

     Effective June 17, 2005, the Hotels were sold by CNL to Ashford Hospitality Limited Partnership (“Ashford”). The financial statements reflect the historical accounts of the Hotels prior to the aforementioned sale to Ashford.
     Debt balances and related interest expense are allocated based on consideration of the Hotels as collateral for specific debt as well as requirements for repayment with proceeds from the June 17, 2005 sale to Ashford. Additionally, the Hotels operations have been further financed through its operating cash flows, and investments in and advances from CNL. Additional interest expense has been allocated to the Hotels based on the debt-to-equity ratios and weighted average interest rate of CNL for the years ended December 31, 2004, 2003 and 2002. The Hotels are expected to have a capital structure different from CNL post acquisition; accordingly, interest expense and amortization of loan issuance costs is not necessarily indicative of the interest expense that the Hotels would have incurred as a separate, independent company.
     CNL operates for federal income tax purposes as a real estate investment trust (a “REIT”). The REIT is exempt from the payment of income tax assuming it complies with certain provisions of the Internal Revenue Code. For periods that CNL rented any of the Hotels under triple net leases to unrelated third parties, there is no income tax expense or benefit to allocate in the accompanying financial statements as the residual from these lease arrangements flow to the REIT and are not subject to taxation. Excluding the periods rented to third parties, the Hotels were leased to wholly owned taxable REIT subsidiaries of CNL. The rent, which is eliminated in connection with the preparation of these combined financial statements, has the effect of offsetting the majority of any taxable income generated by the hotels operating activities, or for certain hotels in certain periods, generating taxable losses. CNL recognized deferred tax benefits in 2004 and 2003 for certain TRS subsidiaries’ net operating losses and future deductions expected due to prior lease termination costs. The accompanying statements of operations includes an allocation of tax benefits recognized by CNL in 2004 and 2003 based on the ratio of hotel operating income to total hotel operating income of the TRS subsidiaries.
     The accompanying balance sheet does not include any allocation of CNL’s net deferred tax assets due to the difficulties in assigning such balances and movements to individual hotels. Thus, income tax allocations are effected by allocations through the owner’s equity account.
Note 2. Summary of Significant Accounting Policies
     Basis of Presentation. The Hotel’s operating results are based on a calendar year ended December 31 as required by tax laws relating to REITs. However, the Hotels have managers that have a different quarterly accounting calendar. For the Hotels, the fiscal year ends on the Friday closest to December 31 and reflects twelve weeks of operations for the first three quarters of the year and sixteen or seventeen weeks for the fourth quarter of the year. Therefore, in any given period, period-over-period results may have different ending dates.
     Use of Estimates. The Hotel’s have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.
     Fair Value of Financial Instruments. The Hotel’s financial instruments include rents and accounts receivable, accounts payable and other accrued expenses. The fair values of these financial instruments are not materially different from their carrying or contract values.
     Investment in Hotel Properties. Hotel properties are recorded at historical cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and three to seven years for furniture and equipment. Repairs and maintenance costs are charged to expense as incurred. When the hotels or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from sale will be reflected as income or expense.
     Impairment of Long-Lived Assets. Long-lived assets are tested for recoverability at least annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis.
     Cash and Cash Equivalents. The Hotels consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash accounts maintained on behalf of the Hotels in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Hotels have not experienced any losses in such accounts.
     Restricted Cash. Certain amounts of cash are restricted to fund the Hotels’ capital expenditures directly associated with certain of the Hotels and are included in the accompanying combined balance sheets.

     Owner’s Equity. The difference between the Hotels’ assets and liabilities are recorded in an account labeled owner’s equity. Such account consists of accumulated equity as well as any payable/receivable balance due to or from CNL resulting from cash transfers as well as allocations of such things as interest expense and income taxes.
     Revenue Recognition. Revenues are recognized when rooms are occupied and the services have been performed. In accordance with Staff Accounting Bulletin (SAB) 104, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with the provisions of the lease agreements.
     Income Taxes. CNL accounts for federal and state income taxes with respect to its TRS subsidiaries using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
     Credit Enhancements. The following summary describes the various types of credit enhancements:
     Threshold Guarantees — Threshold guarantees (“TG”) are provided by third-party hotel and resort managers to CNL for certain of the Hotels in order to guarantee a certain minimum return for certain of the Hotels covered by the TG. Funding under these guarantees is recorded as a reduction in operating expenses, a reduction in hotel and resort management fees or as liabilities by the Hotels, depending upon the nature of each agreement and whether the funded amounts are required to be repaid by CNL for certain of the Hotels.
     Liquidity Facility Loans — Liquidity facility loans (“LFL”) are provided by third-party hotel and resort managers to CNL for certain of the Hotels in order to guarantee a minimum distribution for certain of the Hotels covered by the LFL. Funding under an LFL is recorded as a liability when the amounts funded may be required to be repaid.
Note 3. Acquisitions
     On July 10, 2003, CNL acquired nine of the Hotels via the acquisition of RFS Hotel Investors, Inc. On August 29, 2003, CNL acquired the Courtyard by Marriott Arlington City Reagan Airport. The following summarizes the fair values of assets acquired and liabilities assumed at the dates of acquisition:

		Arlington
	RFS	City
Assets
Cash and cash equivalents	$288	$100
Accounts receivable	1,063	140
Inventory	—	77
Prepaid expenses and other assets	49	5
Hotel properties	133,470	37,277

Total assets acquired	134,870	37,599

Liabilities
Accounts payable	739	314
Accrued expenses	1,687	152

Total liabilities assumed	2,426	466

Net assets acquired	132,444	37,133

Net of cash	$132,156	$37,033

     The results of these acquired hotels are included in the accompanying financial statements from the respective acquisition dates and reflected as a contribution from the owner in the statements of owner’s equity.
Note 4. Investment in Hotel Properties
     At December 31, 2004 none of the hotels are leased to third party tenants. At December 31, 2003, eight hotels with a net book value of $104,864 are leased to third party tenants, whereby the tenant is generally responsible for all operating expenses relating to the property, except for the two Miami hotels where CNL was responsible for real estate taxes and property insurance. Investment in hotel properties consists of the following at December 31, 2004 and 2003, respectively (in thousands):

	Dec. 31, 2004	Dec. 31, 2003
Land	$59,898	$59,416
Building and improvements	353,610	334,540
Furniture and equipment	43,126	41,236
Capital improvements in progress	3,317	11,527

	459,951	446,719
Accumulated depreciation	(45,871)	(29,332)

	$414,080	$417,387

Note 5. Notes Payable
      Notes payable at December 31, 2004 and 2003 consisted of allocated debt of $302,079 and $108,927, respectively. Certain of the Hotels serve as collateral under a $354 million term loan, a $130 million mortgage loan, a $35 million mezzanine loan and a $65 million line of credit. These debt arrangements allow for repayments earlier than the stated maturity date. The interest rates on these notes payable were based on spreads above the one month London Interbank Offered Rate (LIBOR). The interest rates on the $354 million term loan was LIBOR plus 300 basis points, LIBOR plus 189 basis points on the $130 million mortgage loan and LIBOR plus 465 basis points (subject to a minimum rate of 6.65%) on the $35 million mezzanine loan and 3-month LIBOR plus 275 basis points (subject to a minimum rate of 6.75%) on the $65 million line of credit. The one month LIBOR rate was 2.40% and 1.12% at December 31, 2004 and 2003, respectively.
     In conjunction with the June 17, 2005 sale of the Hotels to Ashford, CNL was required to repay a portion of these debt arrangements, excluding the line of credit which was repaid in full, based on allocations made by the debt issuer. The debt was allocated to the Hotels based on the repayments required under the debt arrangements.
Note 6. Income Taxes
     The components of the net benefit from income taxes allocated to the Hotels are as follows:

	January 1 to	January 1 to	January 1 to
	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2002
Deferred:
State
Federal	$(541)	$(290)	$—

Benefit from income taxes	$(541)	$(290)	$—

Note 7. Commitments and Contingencies
Franchise Agreements
     After the RFS Hotel Investors, Inc. acquisition, during 2003, nine of the hotels were converted from franchise agreements with Marriott to management agreements. Under the franchise agreements for these nine hotels with Marriott International, these hotels were required to pay monthly franchise fees based on various percentages of gross room sales. Additionally, the Marriott agreement required monthly national marketing fees of 2 percent of gross room sales and a reservation fee of 1 percent of gross room sales. Total costs for franchise, national marketing and reservation fees for the year ended December 31, 2003 was approximately $597. The franchise agreements were terminated during 2003 in connection with these hotels entering into management agreements with Marriott.
Management Agreements
     The Hotels are operated under various management agreements with third party managers that call for base management fees, which generally range from 3 percent to 7 percent of hotel and resort revenues and have an incentive management fee provision related to the hotel’s profitability. The management agreements generally require the Hotels to set aside 3 percent to 5 percent of hotel revenues in FF&E Reserve accounts to be used for the replacement of furniture, fixtures and equipment. The management agreements have terms from 10 to 30 years and generally have renewal options. CNL may terminate certain management agreements if specified performance thresholds are not met. Pursuant to the terms of the management agreements, the third-party managers for the Hotels provide the Properties with certain chain services which are generally provided on a central or regional basis to all hotels operated within that manager’s hotel system. Chain services include central training, advertising and promotion, reservation systems, payroll and accounting services, and other such services which may be more efficiently performed on a centralized basis. Expenses incurred in providing such services are allocated among all hotels managed by such third-party management companies on a fair and equitable basis. Additionally, the Hotels participate in customer loyalty programs operated by certain of the management companies. The cost of these programs is charged to all participating hotels based on members’ qualifying expenditures. When members redeem rewards at the hotel, the Hotels receive reimbursements from Marriott based on a standard reimbursement rate and records these as room revenues.
Contingencies
     From time to time the Hotels may be exposed to litigation arising from the operations of its business. At this time, CNL does not believe that resolution of these matters will have a material adverse effect on the Hotels financial condition or results of operation.
Note 8. Credit Enhancements
     Certain of the Hotels benefit from various types of credit enhancements that have been provided by the managers of some of the Hotels. These credit enhancements guarantee certain of the Hotels certain minimum returns. Funding under these guarantees is recognized as a reduction in operating expenses, as reductions in hotel and resort management fees or as liabilities by the Hotels, depending upon the nature of each credit enhancement agreement and whether the funded amounts are required to be repaid by certain of the Hotels in the future. The repayment of these liabilities is expected to occur at such time that the net operating income of certain of the Hotels covered by the enhancements are in excess of the minimum returns to certain of the Hotels. All of the credit enhancements are subject to expiration or “burn-off” provisions over time or at such time that the funding limit has been reached. As a result of the downturn in the overall economy and the threat of terrorism and their adverse effect on certain of the Hotels operations, certain of the Hotels have been relying on credit enhancements to substantially enhance their net earnings and cash flows. To the extent that this trend continues and current credit enhancements are fully utilized or expire, certain of the Hotel’s results of operations will be affected.

     The following table represents certain of the Hotel’s amounts and utilization of credit enhancements for the years ended December 31, 2004, and 2003 (in thousands):

		Liquidity
	Threshold	Facility
	Guarantee	Loans
Amount available as of January 1, 2003	$2,556	$4,714
Utilization of credit enhancements	(2,556)	(3,691)

Amount available as of December 31, 2003	—	1,023

New credit enhancements obtained	$1,830
Utilization of credit enhancements	(512)	(1,023)

Amount available as of December 31, 2004	$1,318	$—

     During the years ended December 31, 2004, 2003 and 2002, certain of the Hotels recognized approximately $0 million, $2.6 million and $2.3 million, respectively, as reductions of operating expenses as a result of credit enhancement funding. Of the total remaining amounts available to certain of the Hotels under the credit enhancements, approximately none is subject to repayment provisions if utilized.
     The following table represents the amounts that certain of the Hotels had recorded as liabilities in the accompanying combined balance sheet as of December 31 (in thousands):

	2004	2003
Threshold guarantees	512	—
Liquidity facility loan	12,046	10,038

Amount available as of December 31, 2004	$12,558	$10,038

     As of December 31, 2004 and 2003, certain of the Hotels had approximately $1.3 million and $1.0 million, respectively, available for funding under the various forms of credit enhancements.
Note 9. Assumption of Leases.
     In August 2004, CNL terminated the existing third party leases with RST4 Tenant LLC, an affiliate of Marriott, and entered into new leases with a wholly owned TRS for six properties (Courtyard Palm Desert, Residence Inn Fairfax Merrifield, Residence Inn San Diego Sorrento Mesa, Residence Inn Palm Desert, Springhill Suites Gaithersburg, and TownePlace Suites Newark Silicon Valley). The TRS entity simultaneously entered into long-term management agreements with an affiliate of Marriott. All rents due and payable under the existing leases had been paid in full at the time of the termination. Since the effective date of the new leases, the results of operations of these six properties were reflected in the Hotels’ results of operations in lieu of rental income that was historically reported.
     Similarly, in May 2004, CNL terminated the existing third party leases with Landcom Hospitality Management and entered into new leases with a wholly owned TRS for two properties (TownePlace Suites Miami Airport West Doral and the TownePlace Suites Miami Lakes). The TRS entity simultaneously entered into a long-term management agreement with an affiliate of Marriott. Since the effective date of the new leases, the results of operations of these two properties were reflected in the Hotels’ results of operations in lieu of rental income that was historically reported.
     At the May and August 2004 conversion dates, CNL accounted for the assumption of the balance sheets of these eight hotel properties through recording the hotels’ assets and their respective liabilities.

     In June 2002, CNL took assignment of its third-party triple net leases from CCCL Leasing, LLC, an affiliate of Crestline Capital Corporation, for nine properties (Courtyard Atlanta Alpharetta, Courtyard Overland Park, Residence Inn Salt Lake City Cottonwood, Springhill Suites Centreville Chantilly, Springhill Suites Charlotte University Research Park, Springhill Suites Raleigh Durham Airport, TownePlace Suites Mt. Laurel, TownePlace Suites Portland Scarborough, TownePlace Suites Boston Tewksbury Andover). At that time, the operations of these nine hotel properties began to be reflected in the Hotels’ results of operations. In connection with this conversion transaction, CCCL Leasing gave up its claims to security deposits totaling approximately $4.0 million. In addition, CNL assumed a liquidity facility loan of approximately $3.6 million and paid approximately $0.03 million in legal fees and other expenses. These transactions resulted in net other income of approximately $0.4 million being recognized during the year ended December 31, 2002.
Note 10. Subsequent Events.
     On June 17, 2005, the Hotels were sold by CNL to Ashford Hospitality Limited Partnership.

INDEX TO OTHER FINANCIAL STATEMENTS
CNL is required to file audited financial statements as well as interim unaudited financial statements relating to the CNL Hotels due to the significance of the results of operations of these acquisitions.
CNL HOTELS
(Wholly owned properties of CNL Hotels and Resorts, Inc.)
Unaudited Combined Financial Statements
March 31, 2005

CNL HOTELS
UNAUDITED COMBINED BALANCE SHEETS
(in thousands)

	March 31, 2005	December 31, 2004
ASSETS
Investment in hotel properties, net	$412,115	$414,080
Cash and cash equivalents	429	375
Restricted cash	18,496	18,585
Accounts receivable, net of allowances of $44 and $47, respectively	7,528	5,232
Inventory	—	908
Prepaid expenses and other assets	692	219

Total assets	$439,260	$439,399

LIABILITIES AND OWNER’S EQUITY
Accounts payable	$1,443	$2,196
Accrued expenses	2,789	2,667
Security deposits	30	2,869
Notes payable	302,484	302,079
Threshold guarantee loans	556	512
Liquidity facility loans	12,280	12,046

Total liabilities	319,582	322,369

Commitments and contingencies
Owner’s equity	119,678	117,030

Total liabilities and owner’s equity	$439,260	$439,399

The accompanying notes are an integral part of these combined financial statements.

CNL HOTELS
UNAUDITED COMBINED STATEMENTS OF OPERATIONS
For the Three-Month Periods Ended March 31, 2005 and 2004
(in thousands)

	Three-Months Ended
	March 31,
	2005	2004
Revenue:
Rooms	$28,572	$17,324
Food and beverage	833	607
Other operating departments	431	393
Lease revenue, net	—	2,639
Other income	—	310

Total hotel revenue	29,836	21,273

Expenses:
Rooms	6,498	4,383
Food and beverage	579	452
Other operating departments	228	205
Property operating costs	435	433
Property taxes, insurance and other	1,928	1,990
Sales and marketing	2,363	1,061
Utilities	1,350	1,004
Maintenance and repair	1,391	1,013
Management fees	2,872	867
Credit enhancement funding		(577)
Depreciation	4,206	4,015
General and administrative	2,668	1,985

Total operating expenses	24,518	16,831

Operating income	5,318	4,442
Allocated interest expense and amortization of loan origination costs	4,741	2,554

Income before income taxes	577	1,888
Allocated benefit from income taxes	—	(246)

Net income	$577	$2,134

The accompanying notes are an integral part of these combined financial statements.

CNL HOTELS
UNAUDITED COMBINED STATEMENTS OF OWNER’S EQUITY
For the Three-Month Periods Ended March 31, 2005 and 2004
(in thousands)

	Three-Months Ended
	March 31,
	March 31,	March 31,
	2005	2004
Balance at beginning of period	$117,030	$313,405
Change in due to/from Owner	4,741	2,308
Distributions, net	(2,670)	(1,242)
Net income	577	2,134

Balance at end of period	$119,678	$316,605

The accompanying notes are an integral part of these combined financial statements.

CNL HOTELS
COMBINED STATEMENTS OF CASH FLOWS
For the Three-Month Periods Ended March 31, 2005 and 2004
(in thousands)

	Three-Months Ended
	March 31,
	2005	2004
Net income	$577	$2,134
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,206	4,015
Allocation of interest expense and amortization of loan costs	4,741	2,554
Allocation of income taxes	—	(246)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(2,296)	(2,189)
Inventory	908	—
Other assets	(473)	320
Accounts payable	(753)	1,226
Accrued expenses	122	422
Security deposits	(2,839)	3,319
Credit enhancement liabilities	278	566

Net cash provided by operating activities	4,471	12,121

Cash flows from investing activities:
Restricted cash	89	(2,658)
Investment in hotel properties	(2,241)	(5,713)

Net cash used by investing activities	(2,152)	(8,371)

Cash flows from financing activities:
Net borrowings (payments) on notes payable	405	(2,558)
Distributions, net	(2,670)	(1,242)

Net cash used by financing activities	(2,265)	(3,800)

Net increase (decrease) in cash and cash equivalents	54	(50)
Cash and cash equivalents at beginning of period	375	237

Cash and cash equivalents at end of period	$429	$187

The accompanying notes are an integral part of these combined financial statements.

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS OF CNL HOTELS
Note 1. General
     The statements presented herein have been prepared in accordance with the accounting principles described in the CNL Hotels 2004 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.
     The Hotel’s operating results are based on a calendar year ended December 31 as required by tax laws relating to REITs. However, as of March 31, 2005, all of the Hotels are managed by Marriott International, Inc., which has a different quarterly accounting calendar. For the Hotels, the fiscal year ends on the Friday closest to December 31 and reflects twelve weeks of operations for the first three quarters of the year and sixteen or seventeen weeks for the fourth quarter of the year. Therefore, in any given period, period-over-period results will have different ending dates. The first quarter of 2005 ended on March 25, and the first quarter of 2004 ended on March 26. As a result, during the first quarter of 2005, we included 84 days of operations, while for the first quarter of 2004, we included 86 days of operations. During the first quarter of 2004, eight of the Hotels were subject to third party leases and lease revenue was recognized through March 31, 2004.
     The statements as of and for the three months ended March 31, 2005 and 2004 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

RFS Hotels
Combined Financial Statements
As of July 10, 2003 and December 31, 2002 and for the period from January 1, 2003 through July 10, 2003 and the year ending December 31, 2002

Report of Independent Certified Public Accountants
To the Board of Directors and Stockholders
Of Ashford Hospitality Trust
In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of owner’s equity and of cash flows present fairly, in all material respects, the financial position of the RFS Hotels at July 10, 2003 and December 31, 2002, and the results of their operations and their cash flows for the period from January 1, 2003 through July 10, 2003 and the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the RFS Hotels. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PRICEWATERHOUSECOOPERS LLP
Orlando, Florida
August 22, 2005

RFS HOTELS
COMBINED BALANCE SHEETS
(in thousands)

	July 10, 2003	December 31, 2002
ASSETS
Investment in hotel properties, net	$99,739	$100,288
Cash and cash equivalents	288	189
Accounts receivable	1,063	629
Prepaid expenses and other assets	49	48

Total assets	$101,139	$101,154

LIABILITIES AND OWNER’S EQUITY
Accounts payable	$739	$647
Accrued expenses	1,687	1,713

Total liabilities	2,426	2,360

Commitments and contingencies
Owner’s equity	98,713	98,794

Total liabilities and owner’s equity	$101,139	$101,154

The accompanying notes are an integral part of these combined financial statements.

RFS HOTELS
COMBINED STATEMENTS OF OPERATIONS
For the Period from January 1, 2003 through July 10, 2003 and the Year Ended December 31, 2002
(in thousands,)

	Jan. 1 to	Jan. 1 to
	July 10, 2003	Dec. 31, 2002
Revenue:
Rooms	$16,581	$33,766
Other operating departments	323	770
Lease revenue	524	1,743

Total hotel revenue	17,428	36,279

Expenses:
Rooms	3,600	6,933
Other operating departments	150	315
Property operating costs	1,473	2,537
Property taxes, insurance and other	1,051	2,074
Franchise costs	1,331	2,754
Maintenance and repair	929	1,661
Management fees	753	864
Depreciation	2,522	4,851
General and administrative	1,099	2,102

Total operating expenses	12,908	24,091

Operating income	4,520	12,188
Allocated debt extinguishments and swap termination costs	—	1,736
Allocated amortization of loan origination costs	140	277
Allocated interest expense	2,354	4,372

Income before income taxes	2,026	5,803
Allocated benefit from income taxes	411	262

Net income	$2,437	$6,065

The accompanying notes are an integral part of these combined financial statements.

RFS HOTELS
COMBINED STATEMENTS OF OWNER’S EQUITY
For the Period from January 1, 2003 through July 10, 2003 and the Year Ended December 31, 2002
(in thousands)

Balance, December 31, 2001	$101,570
Change in due to/from Owner	6,123
Distributions, net	(14,964)
Net income	6,065

Balance, December 31, 2002	$98,794
Change in due to/from Owner	2,083
Distributions, net	(4,601)
Net income	2,437

Balance, July 10, 2003	$98,713

The accompanying notes are an integral part of these combined financial statements.

RFS HOTELS
COMBINED STATEMENTS OF CASH FLOWS
For the Period from January 1, 2003 through July 10, 2003 and the Year Ended December 31, 2002
(in thousands)

	Jan. 1 to July	Jan. 1 to
	10, 2003	Dec. 31, 2002
Cash flows from operating activities:
Net income	$2,437	$6,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,522	4,851
Allocated interest expense	2,354	4,372
Allocated amortization of loan origination costs	140	277
Allocated debt extinguishment and swap termination costs		1,736
Allocated income taxes	(411)	(262)
Changes in assets and liabilities:
Accounts receivable	(434)	472
Other assets	(1)	(27)
Accounts payable	92	(1)
Accrued expenses	(26)	51

Net cash provided by operating activities	6,673	17,534

Cash flows from investing activities:
Investment in hotel properties	(1,973)	(2,491)

Net cash used by investing activities	(1,973)	(2,491)

Cash flows from financing activities:
Distributions, net	(4,601)	(14,964)

Net cash used by financing activities	(4,601)	(14,964)

Net increase in cash and cash equivalents	99	79
Cash and cash equivalents at beginning of period	189	110

Cash and cash equivalents at end of period	$288	$189

Supplemental schedule of non-cash investing and financing activities;
The owner’s equity account includes non-cash allocations for debt extinguishment and swap termination costs, amortization of loan costs, interest expense and income taxes for an aggregate of $6,123 and $2,083 for the period ended July 10, 2003 and the year ended December 31, 2002, respectively.
The accompanying notes are an integral part of these combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS OF RFS HOTELS
Note 1. Business and Basis of Presentation
     The accompanying combined financial statements include the operations of the following hotels:

Residence Inn	Ann Arbor, MI
Residence Inn	Fishkill, NY
Residence Inn	Fort Worth, TX
Residence Inn	Orlando, FL
Residence Inn	Providence, RI
Residence Inn	Sacramento, CA
Residence Inn	Tyler, TX
Residence Inn	Wilmington, DE
TownePlace Suites	Fort Worth, TX
TownePlace Suites	Miami, Florida *
TownePlace Suites	Miami, Florida *

*	The accompanying financial statements include these two properties which are leased to, and operated by, an unrelated third party tenant who operates the properties. Rental income from operating leases is included in the Statement of Operations for these two properties.
     The hotels listed above (the “Hotels” or “RFS Hotels”), were owned by subsidiaries of RFS Hotel Investors, Inc. (“RFS”). On July 10, 2003, the Hotels were sold by RFS to subsidiaries of CNL Hospitality Properties, Inc. (“CNL”). The combined financial statements presented herein reflect the assets, liabilities and operations of the Hotels during the period they were under common ownership and management by RFS.
     Effective June 17, 2005, the Hotels were sold by CNL to Ashford Hospitality Limited Partnership (“Ashford”).
     The Hotels operations have been financed through its operating cash flows, and investments in and advances from RFS. Interest expense has been allocated to the Hotels based on the debt-to-equity ratios and weighted average interest rates of RFS for the period from January 1, 2003 through July 10, 2003 and the year ended December 31, 2002. The Hotels are expected to have a capital structure different from RFS post acquisition; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotels would have incurred as a separate, independent company.
     Amortization of loan issuance costs and debt extinguishment costs have been allocated based on the ratio of allocated interest expense for the Hotels to total interest expense for RFS.
     For tax purposes, the Hotels are leased to subsidiaries of RFS that have elected to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code. The REIT is exempt from the payment of tax assuming it complies with certain provisions in the Internal Revenue Code. For tax reporting purposes, the lessee subsidiaries of the Hotels paid rent to the REIT. Nine of the Hotels, excluding the two Miami properties, were leased to wholly owned taxable REIT subsidiaries of RFS. The rent, which is eliminated in connection with the preparation of these financial statements, has the effect of offsetting the majority of the taxable income generated by the Hotels operating activities, or in the period from January 1, 2003 through July 10, 2003 and the year ended December 31, 2002, generating taxable losses. Accordingly, RFS recorded a deferred income tax benefit to reflect those net operating losses. The deferred income tax benefit was allocated to the Hotels based on the ratio of hotel operating income for the Hotels to total hotel operating income for RFS. There have been no allocations of RFS net deferred tax assets to the Hotels in the accompanying balance sheet and thus any such amounts are part of owner’s equity.
Note 2. Summary of Significant Accounting Policies
     Use of Estimates. The Hotels have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.
     Fair Value of Financial Instruments. The Hotels financial instruments include rents and accounts receivable, accounts payable and other accrued expenses. The fair values of these financial instruments are not materially different from their carrying or contract values.

     Investment in Hotel Properties. Hotel properties are recorded at historical cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and three to seven years for furniture and equipment. Repairs and maintenance costs are charged to expense as incurred. When the hotels or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from sale will be reflected as income or expense.
     Impairment of Long-Lived Assets. Long-lived assets are tested for recoverability at least annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis.
     Cash and Cash Equivalents. The Hotels consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash accounts maintained on behalf of the Hotels in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Hotels have not experienced any losses in such accounts.
     Owner’s Equity. The difference between the Hotels’ assets and liabilities are recorded in an account labeled owner’s equity. Such account consists of accumulated equity as well as any payable/receivable balance due to/from RFS resulting from cash transfers as well as allocations of such things as debt extinguishment and swap termination costs, amortization of loan costs, interest expense and income taxes.
     Revenue Recognition. Revenues are recognized when rooms are occupied and the services have been performed. Cash received from customers for events occurring after the end of each respective year have been recorded as deposits and is included in accounts payable and accrued expenses in the accompanying combined financial statements. In accordance with Staff Accounting Bulletin (SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with the provisions of the lease agreements.
Note 3. Investment in Hotel Properties
     At July 10, 2003, the two Miami properties with a net book value of $12,130 are leased to third party tenant, whereby the tenant is generally responsible for all operating expenses relating to the property, excluding real estate taxes and property insurance. Investment in hotel properties consists of the following at July 10, 2003 and December 31, 2002, respectively (in thousands):

	July 10, 2003	Dec. 31, 2002
Land	$11,965	$11,965
Building and improvements	93,914	93,287
Furniture and equipment	20,226	19,404
Capital improvements in progress	3,035	2,511

	129,140	127,167
Accumulated depreciation	(29,401)	(26,879)

	$99,739	$100,288

Note 4. Commitments and Contingencies
Franchise Agreements
     Under the Hotels’ franchise agreements with Marriott International, the Hotels are required to pay monthly franchise fees based on various percentages of gross room sales. Additionally, the Marriott agreement requires monthly national marketing fees of 2 percent of gross room sales and a reservation fee of 1 percent of gross room sales. Total costs for franchise, national marketing and reservation fees for the period from January 1, 2003 through July 10, 2003 was approximately $1,331 and for the year ended 2002 was approximately $2,754.

Management Agreements
     Nine of the Hotels are operated under various management agreements with a third party management company, Flagstone Hospitality Management Company, that call for base management fees, which generally range from 3% to 5% of hotel revenues and have an incentive management fee provision related to their profitability. The management agreements for nine of the eleven Hotels are cancelable upon thirty days notice. The other two hotels, which are leased to a third party tenant, are managed by Landcom Hospitality, an affiliate of the lessee.
Contingencies
     In the normal course of business, the Hotels are subject to certain claims and litigation, including unasserted claims. The Hotels, based on their current knowledge and discussion with their legal counsel, are of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotels.
Note 6. Lease Revenue
     During 2002 and 2003, the Hotels received rental income from two hotels leased to an unrelated third party tenant, Minimum future rental income (base rents) due the Hotels under these noncancelable operating leases at July 10, 2003, is as follows (in thousands):

Year	Amount

2003	$438
2004	951
2005	951
2006	951
2007	951
2008 and thereafter	1,347

$5,589

     Lease revenue is based on a percentage of room revenues and other revenues of the two hotels. On one of its third party leases, both the base rent and the threshold room revenue in each lease computation are adjusted annually for changes in the Consumer Price Index (“CPI”). The adjustment is calculated at the beginning of each calendar year. The CPI adjustments made in January 2003 and 2002 were 2.3% and 1.6%, respectively.
Note 7. Subsequent Events.
     On July 10, 2003, the Hotels were acquired by CNL. On June 17, 2005, the Hotels were sold by CNL to Ashford Hospitality Limited Partnership.

R S T 4  T e n a n t  L L C
Financial Statements
For the period January 3, 2004 through August 6, 2004 and the fiscal years ended January 2, 2004 and January 3, 2003 with Report of Independent Registered Public Accounting Firm

RST4 Tenant LLC
Financial Statements
For the period January 3, 2004 through August 6, 2004 and the fiscal years ended January 2, 2004 and January 3, 2003

Report of Independent Registered Public Accounting Firm
Board of Directors
Ashford Hospitality Trust, Inc.
We have audited the accompanying balance sheets of RST4 Tenant, LLC (a wholly owned LLC of Marriott International, Inc.) as of August 6, 2004, January 2, 2004 and January 3, 2003, and the related statements of operations, cash flows, and member’s capital for the period January 3, 2004 through August 6, 2004 and the fiscal years ended January 2, 2004 and January 3, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RST4 Tenant, LLC at August 6, 2004, January 2, 2004 and January 3, 2003, and the results of its operations and its cash flows for the period January 3, 2004 through August 6, 2004 and the fiscal years ended January 2, 2004 and January 3, 2003, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
McLean, Virginia
August 12, 2005

RST4 Tenant LLC
(a wholly owned LLC of Marriott International, Inc.)
Balance Sheets

	August 6	January 2	January 3
	2004	2004	2003
	(In Thousands)
Assets
Current assets:
Cash	$220	$1,816	$129
Accounts receivable, net of an allowance of $10, $9, and $9, respectively	1,072	592	659
Other current assets	198	827	890

Total current assets	1,490	3,235	1,678

Security deposits	2,871	2,871	2,871

Total assets	$4,361	$6,106	$4,549

Liabilities and member’s capital
Current liabilities:
Accounts payable	$419	$184	$257
Accrued payroll and benefits	40	59	55
Other accrued expenses	22	—	169

Total current liabilities	481	243	481

Member’s capital account	3,880	5,863	4,068

Total liabilities and member’s capital	$4,361	$6,106	$4,549

See accompanying notes.

RST4 Tenant LLC
(a wholly owned LLC of Marriott International, Inc.)
Statements of Operations

	Period
	January 3	Fiscal year	Fiscal year
	2004 through	ended	ended
	August 6	January 2	January 3
	2004	2004	2003
	(In Thousands)
Sales and fees
Room sales and fees	$15,791	$23,179	$24,376

Operating costs and expenses
Operating expenses	8,448	14,274	14,653
General and administrative	1,360	1,319	1,046
Rent	5,704	9,422	9,411

Operating income (loss)	279	(1,836)	(734)

Interest expense and other	(79)	(41)	(106)

Net income (loss)	$200	$(1,877)	$(840)

See accompanying notes.

RST4 Tenant LLC
(a wholly owned LLC of Marriott International, Inc.)
Statements of Cash Flows

	Period
	January 3	Fiscal year	Fiscal year
	2004 through	ended	ended
	August 6	January 2	January 3
	2004	2004	2003
	(In Thousands)
Operating activities
Net income (loss)	$200	$(1,877)	$(840)
Adjustments to reconcile to cash provided by operations
Working capital changes:
Accounts receivable	(480)	67	(186)
Other current assets	629	63	(292)
Accounts payable and accrued expenses	238	(238)	(599)

Net cash provided by (used in) operating activities	587	(1,985)	(1,917)

Financing activities
Net (repayment to) investment from member	(2,183)	3,672	1,665

Net cash (used in) provided by financing activities	(2,183)	3,672	1,665

(Decrease) increase in cash	(1,596)	1,687	(252)
Cash, beginning of year	1,816	129	381

Cash, end of year	$220	$1,816	$129

See accompanying notes.

RST4 Tenant LLC
(a wholly owned LLC of Marriott International, Inc.)
Statements of Member’s Capital

(In Thousands)
Balance, December 28, 2001	$3,243
Net loss	(840)
Net investments from member	1,665

Balance, January 3, 2003	4,068
Net loss	(1,877)
Net investments from member	3,672

Balance, January 2, 2004	5,863
Net income	200
Net repayments to member	(2,183)

Balance, August 6, 2004	$3,880

See accompanying notes.

RST4 Tenant LLC
(a wholly owned LLC of Marriott International, Inc.)
Notes to Financial Statements
For the period January 3, 2004 through August 6, 2004 and the fiscal years ended January 2, 2004 and January 3, 2003
1. Summary of Significant Accounting Policies
The Company
RST4 Tenant LLC (RST4 or the Company) was formed in October 1999 as a single purpose entity to lease and operate four hotels, known as the SpringHill Suites located in Gaithersburg/Washingtonian Center, MD; the Residence Inn located in Fairfax/ Merrifield, VA; the Residence Inn located in San Diego/Mira Mesa, CA; and the TownePlace Suites located in San Jose/Newark, CA. The properties were owned by CNL Hospitality Partners, LP (the Landlord). In June 2000, the Company entered into additional agreements with the Landlord to lease and operate two hotels in Palm Desert, CA: a Courtyard and a Residence Inn. In August 2004, as part of a financing transaction undertaken by the Landlord, the lease and franchise agreements with the Company for these properties were terminated. These agreements were converted to management agreements between the Landlord and affiliates of the Company. As such, in August 2004, the Company ceased operations as the tenant of the hotel properties.
The sole member (Member) of the Company is Residence Inn by Marriott, Inc., a wholly owned subsidiary of Marriott International, Inc (MI).
RST4 utilizes MI’s centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance, and administrative services. As a result, substantially all cash received by RST4 was deposited and commingled with MI’s general corporate funds. Similarly, operating expenses and other cash requirements of RST4 were paid by MI and charged directly or allocated to RST4. The net amounts of these cash transactions between MI and RST4 are reflected as accumulated results and net investment by Member in the accompanying balance sheets. In the opinion of management, MI’s methods for allocated costs are reasonable.
Basis of Accounting
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Accordingly, ultimate results could differ from those estimates.

1. Summary of Significant Accounting Policies (continued)
Fiscal Year
The fiscal year ends on the Friday nearest to December 31. The 2002 fiscal year includes 53 weeks, while 2003 includes 52 and 2004 includes the 31 weeks covering the period through August 6, 2004.
Revenue Recognition
The Company recognizes room sales and revenues from guest services when rooms are occupied and services have been rendered.
Income Taxes
Because the Company is a limited liability company and has elected to be treated as a partnership, it is not subject to federal income taxes. Accordingly, no provision for taxes has been made in the accompanying financial statements. Federal taxable income or loss is allocated to the Member and it is responsible for payment of the income taxes, if any.
Contractual Commitments
The Company entered into franchise agreements with the Member in December 1999. This agreement granted the Company the nonexclusive right and franchise of the hotels. Franchise expense related to this agreement approximated $784, $1,132, and $1,182 for the period ended August 6, 2004 and the fiscal years ended January 2, 2004 and January 3, 2003, respectively.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an initial maturity of three months or less at date of purchase to be cash equivalents.

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
Management prepared the following pro forma financial statements, which are based on the historical consolidated financial statements of Ashford Hospitality Trust, Inc. (the “Company”) and adjusted to give effect to several acquisitions completed after December 31, 2003 and the related debt and equity offerings to fund those acquisitions, as discussed below, as if such transactions occurred at the beginning of the periods presented.
On March 24, 2004, the Company acquired a Marriott Residence Inn hotel property in Lake Buena Vista, Florida, from JHM Ruby Lake Hotel, Ltd. for approximately $25.6 million in cash. Annualized revenue of the acquired hotel is approximately $5.8 million. The Company used proceeds from borrowings to fund this acquisition.
On April 1, 2004, the Company acquired the Sea Turtle Inn hotel property in Atlantic Beach, Florida, from Huron Jacksonville Limited Partnership for approximately $23.1 million, which consisted of approximately $6.3 million in cash, approximately $15.7 million in assumed mortgage debt, and approximately $1.1 million worth of limited partnership units, which equates to 106,675 units based on the market price of the Company’s common stock on the date of issuance. Annualized revenue of the acquired hotel is approximately $9.1 million. The Company used proceeds from borrowings to fund this acquisition.
On May 17, 2004, the Company acquired a SpringHill Suites hotel property in Baltimore, Maryland, from The Buccini/Pollin Group for approximately $15.9 million, which consisted of approximately $9.1 million in cash and approximately $6.8 million in assumed mortgage debt. Annualized revenue of the acquired hotel is approximately $3.9 million. The Company used proceeds from borrowings to fund this acquisition.
On July 7, 2004, the Company acquired a Sheraton hotel property and adjacent office building in Philadelphia, Pennsylvania, from Household OPEB I, Inc. for approximately $16.7 million in cash. Annualized revenue of the acquired hotel is approximately $9.0 million, while the adjacent office building, which was subsequently sold, had one tenant with nominal operations. The Company used proceeds from borrowings to fund this acquisition.
On July 23, 2004, the Company acquired four hotel properties from Day Hospitality Group (the “Day Properties”) for approximately $25.9 million in cash plus approximately $396,000 paid in April 2005 pursuant to a post-acquisition contingency. Annualized revenues of these four hotel properties are approximately $7.8 million. The Company used proceeds from borrowings to fund the acquisition of these properties.
On September 2, 2004, the Company acquired nine hotel properties from Dunn Hospitality Group (the “Dunn Properties”) for approximately $62.0 million, which consisted of approximately $59.0 million in cash and approximately $3.0 million worth of limited partnership units, which equates to 333,333 units based on the market price of the Company’s common stock on the date of issuance. Annualized revenues of these nine hotel properties are approximately $20.1 million. The Company used proceeds from borrowings to fund the acquisition of these properties.
On October 1, 2004, the Company acquired the Hyatt Orange County hotel property in Anaheim, California, from Atrium Plaza, LLC for approximately $81.0 million in cash, inclusive of the seller’s commitment to fund a $6.0 million renovation, which was completed in December 2004. Annualized revenue of the acquired hotel is approximately $27.8 million. The Company used proceeds from borrowings and from the issuance of Series A preferred stock on September 22, 2004 to fund this acquisition.
On March 16, 2005, the Company acquired 21 hotel properties from selling entities controlled by affiliates of Fisher Brothers, Gordon Getty Trust, and George Soros (the “FGS Properties”), which collectively owned approximately 78% of the acquired hotels, and certain members of the Company’s senior management, which collectively owned approximately 22% of the acquired hotels, for approximately $250.0 million. The $250.0 million purchase price consisted of approximately $35.0 million in cash, approximately $164.7 million in assumed mortgage debt, and approximately $50.3 million worth of limited partnership units, which equates to 4,994,150 units based on the average market price of the Company’s common stock for the 20-day period ending five business days before signing a definitive agreement to acquire these properties on December 23, 2004, or $10.07 per share. Annualized revenues of these 21 hotel properties are approximately $114.9 million. However, eight of these 21 properties are considered held for sale and included in discontinued operations, six of which were sold prior to June 30, 2005. The Company used proceeds from its sale of Series B cumulative convertible redeemable preferred stock on December 30, 2004, from its follow-on public offering on January 20, 2005, and from a $15.0 million draw on its $60.0 million credit facility on March 16, 2005 to fund the acquisition of these properties.
On March 22, 2005, the Company acquired the Hilton Santa Fe hotel in Santa Fe, New Mexico, from Santa Fe Hotel Joint Venture for approximately $18.2 million in cash. Annualized revenues of this hotel property are approximately $7.7 million. The Company used proceeds from borrowings and its follow-on public offering on January 20, 2005 to fund this acquisition.
On June 17, 2005, the Company acquired 30 hotel properties from CNL Hotels and Resorts, Inc. (the “CNL Properties”) for approximately $465.0 million in cash. Annualized revenues of these 30 hotels are approximately $120.5 million. To fund this acquisition, the Company used proceeds from several sources, including: its $370.0 million mortgage loan executed on June 17, 2005, approximately $65.0 million from the issuance of 6,454,816 shares of Series B convertible redeemable preferred stock to a financial institution on June 15, 2005, and cash remaining from its follow-on public offering on April 5, 2005.

The following consolidated pro forma financial statements should be read in conjunction with the Company’s Form 8-K filed with the Securities and Exchange Commission on June 21, 2005, which announced the completion of the acquisition of the CNL Properties, the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2004, which are incorporated by reference in the Company’s Form 10-K, filed March 16, 2005, and the various Combined Historical Summaries of Revenue and Direct Operating Expenses and Notes thereto included elsewhere in this Form 8-K/A. In the Company’s opinion, all significant adjustments necessary to reflect the acquisitions and related debt and equity offerings have been made.
In addition, the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2005 is not presented herein as the Company’s consolidated balance sheet as of June 30, 2005, included in the Company’s Form 10-Q for its second quarter ended June 30, 2005, filed on August 5, 2005, already reflects these acquisitions and related debt and equity offerings.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Six Months Ended June 30, 2005
(Unaudited)

		(a)		(b)
		Miscellaneous		CNL		(c)
	Historical	Acquisitions		Properties		Debt		Pro Forma
	June 30,	Pro Forma		Pro Forma		Pro Forma		June 30,
	2005	Adjustments		Adjustments		Adjustments		2005
Revenue
Rooms	$96,176,000	17,291,721	(4)	57,911,320	(4)	—		$171,379,041
Food and beverage	22,226,000	5,855,146	(4)	1,778,088	(4)	—		29,859,234
Other	5,560,000	1,021,017	(4)	893,725	(4)	—		7,474,742

Total hotel revenue	123,962,000	24,167,884		60,583,133		—		208,713,017

Interest income from mezzanine loans	5,662,000	—		—		—		5,662,000
Asset management fees	648,000	—		—		—		648,000

Total Revenue	130,272,000	24,167,884		60,583,133		—		215,023,017

Expenses
Hotel operating expenses
Rooms	21,162,000	3,509,532	(4)	13,295,447	(4)	—		37,966,979
Food and beverage	16,280,000	4,322,795	(4)	1,242,864	(4)	—		21,845,659
Other direct	2,219,000	407,017	(4)	426,259	(4)	—		3,052,276
Indirect	38,213,000	8,309,673	(4)	13,756,603	(4)	—		60,279,276
Management fees	3,873,000	749,379	(4)	4,240,819	(4)	—		8,863,198
Property taxes, insurance, and other	6,451,000	1,333,189	(5)	3,676,455	(5)	—		11,460,644
Depreciation & amortization	10,140,000	1,602,914	(6)	5,863,217	(6)	—		17,606,131
Corporate general and administrative	6,523,000	—		—		—		6,523,000

Total Operating Expenses	104,861,000	20,234,499		42,501,664		—		167,597,163

Operating Income (Loss)	25,411,000	3,933,385		18,081,469		—		47,425,854

Interest income	457,000	—		—		—		457,000
Interest expense and amortization and write-off of loan costs	(12,912,000)	—		—		(11,308,680	)(7)	(24,220,680)
Loss on debt extinguishment	(2,257,000)	—		—		—		(2,257,000)

Net Income (Loss) before Minority Interest and Income Taxes	10,699,000	3,933,385		18,081,469		(11,308,680)		21,405,175

Income tax benefit (expense)	22,000	113,286	(1)	(4,081,630	)(1)	—	(1)	(3,946,344)
Minority interest	(2,194,000)	(907,211	)(3)	(2,939,966	)(3)	2,374,823	(3)	(3,666,354)

Net Income (Loss) from Continuing Operations	8,527,000	3,139,460		11,059,873		(8,933,857)		13,792,476
Loss from discontinued operations	(12,000)	(525,280	) (4)	—		—		(537,280)
Income taxes related to discontinued operations	—	—		—		—		—

Net Income (Loss)	$8,515,000	2,614,180		11,059,873		(8,933,857)		$13,255,196

Preferred dividends							(8)	(4,124,080)

Net Income Applicable to Common Shareholders								$9,131,116

Basic and diluted:
Income from continuing operations per share available to common shareholders								$0.24

Loss from discontinued operations per share								$(0.01)

Net income per share available to common shareholders								$0.22

Weighted average shares outstanding							(2)	40,826,774

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.

Explanation of pro forma adjustments:

(a)	Represents pro forma adjustments to reflect certain acquisitions, listed below, as if such transactions occurred at the beginning of the period presented.

*	the acquisition of FGS Properties on March 16, 2005, and

*	the acquisition of Hilton Santa Fe on March 22, 2005.

(b)	Represents pro forma adjustments to reflect the acquisition of CNL Properties on June 17, 2005 as if such transaction occurred at the beginning of the period presented.

(c)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings executed to fund these acquisitions as if such borrowings occurred at the beginning of the period presented.

(1)	Represents the income tax benefit (expense) related to these transactions.

(2)	Common shares issuable includes:

Shares issued upon formation and in the initial public offering on 8/29/03	23,281,658	outstanding all year
Shares issued upon exercise of underwriters’ over-allotment on 9/26/03	1,734,072	outstanding all year
Restricted shares issuable to Company directors on 8/29/03	25,000	fully vested
Restricted shares issued to executives and employees on 8/29/03	229,772	689,317 shares, one-third vested
Restricted shares issued to executives and employees on 3/15/04	4,172	70,400 shares, one-third vested for partial period
Restricted shares issued to directors on 4/2/04	10,000	fully vested
Shares issued 1/20/05	10,350,000	assumed outstanding all year
Restricted shares issued to executives and employees on 3/24/05	0	372,400 shares, none vested
Shares issued 4/05/05	5,000,000	assumed outstanding all year
Shares issued 5/04/05	182,100	assumed outstanding all year
Restricted shares issued to directors on 5/12/04	10,000	fully vested

Total basic shares	40,826,774

Shares issuable upon conversion of limited partnership units issued upon formation on 8/29/03	5,657,917	outstanding all year
Shares issuable upon conversion of limited partnership units issued upon acquistion of Sea Turtle on 4/2/04	106,675	outstanding all year
Shares issuable upon conversion of limited partnership units issued upon acquistion of Dunn Properties on 9/2/04	333,333	outstanding all year
Shares issuable upon conversion of limited partnership units issued upon acquistion of FGS Properties on 3/16/05	4,994,150	assumed outstanding all year
Series B convertible preferred shares issued 12/30/04	993,049	outstanding all year
Series B convertible preferred shares issued 6/15/05	6,454,816	assumed outstanding all year
Incremental diluted shares related to common stock purchase option	211,473	assumed outstanding all year
Incremental diluted shares issuable for unvested restricted shares	378,722

Total diluted shares	59,956,909	anti-dilutive

(3)	Minority interest represents 21% of the net income (loss) before minority interest.

(4)	Represents applicable data of the acquired entities estimated unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents estimated management fees under management agreements with the acquired entities for the periods preceding their acquisitions.

(6)	Represents additional depreciation expense associated with the acquired entities based on their purchase price allocations, some of which are preliminary.

(7)	Represents additional interest expense associated with borrowings executed to fund these acquisitions as if such borrowings occurred at the beginning of the period presented.

(8)	Represents dividends on Series A & B preferred stock as if such preferred stock was outstanding the entire period presented.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2004
(Unaudited)

		(a)		(b)
		Miscellaneous		CNL		(c)
	Historical	Acquisitions		Properties		Debt		Pro Forma
	December 31,	Pro Forma		Pro Forma		Pro Forma		December 31,
	2004	Adjustments		Adjustments		Adjustments		2004
Revenue
Rooms	$89,798,311	116,860,672	(4)	110,447,032	(4)	—		$317,106,015
Food and beverage	14,336,531	34,246,148	(4)	3,481,587	(4)	—		52,064,266
Other	3,922,621	8,052,769	(4)	2,051,660	(4)	—		14,027,050

Total hotel revenue	108,057,463	159,159,589		115,980,279		—		383,197,331

Interest income from mezzanine loans	7,549,445	—		—		—		7,549,445
Asset management fees	1,318,154	—		—		—		1,318,154

Total Revenue	116,925,062	159,159,589		115,980,279		—		392,064,930

Expenses
Hotel operating expenses
Rooms	20,907,848	23,874,664	(4)	26,299,860	(4)	—		71,082,372
Food and beverage	10,859,032	24,779,198	(4)	2,418,335	(4)	—		38,056,565
Other direct	2,150,404	3,430,066	(4)	1,046,677	(4)	—		6,627,147
Indirect	35,560,902	53,106,730	(4)	28,868,519	(4)	—		117,536,151
Management fees	3,395,106	5,466,623	(4)	8,118,620	(4)	—		16,980,349
Property taxes, insurance, and other	6,654,858	8,183,740	(5)	7,560,365	(5)	—		22,398,963
Depreciation & amortization	10,767,785	13,978,308	(6)	11,726,434	(6)	—		36,472,527
Corporate general and administrative	11,854,944	—		—		—		11,854,944

Total Operating Expenses	102,150,879	132,819,329		86,038,810		—		321,009,018

Operating Income (Loss)	14,774,183	26,340,260		29,941,469		—		71,055,912

Interest income	335,495	—		—		—		335,495
Interest expense and amortization of loan costs	(12,734,587)	—		—		(37,341,329	)(7)	(50,075,916)
Loss on debt extinguishment	—	—		—		—		—

Net Income (Loss) before Minority Interest and Income Taxes	2,375,091	26,340,260		29,941,469		(37,341,329)		21,315,491

Income tax benefit (expense)	(658,273)	2,348,902	(1)	(5,887,137	)(1)	—	(1)	(4,196,508)
Minority interest	(297,611)	(6,087,645	)(3)	(5,051,410	)(3)	7,841,679	(3)	(3,594,986)

Net Income (Loss) from Continuing Operations	1,419,207	22,601,517		19,002,922		(29,499,650)		13,523,997
Income from discontinued operations	—	876,106	(4)	—		—		876,106
Income taxes related to discontinued operations	—	—		—		—		—

Net Income (Loss)	$1,419,207	23,477,623		19,002,922		(29,499,650)		$14,400,103

Preferred dividends							(8)	(7,215,388)

Net Income Applicable to Common Shareholders								$7,184,715

Basic and diluted:
Income from continuing operations per share available to common shareholders								$0.15

Income from discontinued operations per share								$0.02

Net income per share available to common shareholders								$0.18

Weighted average shares outstanding							(2)	40,822,602

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.

Explanation of pro forma adjustments:
(a)	Represents pro forma adjustments to reflect several acquisitions, listed below, as if such transactions occurred at the beginning of the period presented.
*	the acquisition of Lake Buena Vista Residence Inn on March 24, 2004,

*	the acquisition of Sea Turtle Inn on April 1, 2004,

*	the acquisition of Baltimore SpringHill Suites on May 17, 2004,

*	the acquisition of Sheraton Bucks County on July 7, 2004,

*	the acquisition of Day Properties on July 23, 2004,

*	the acquisition of Dunn Properties on September 2, 2004,

*	the acquisition of Hyatt Anaheim on October 1, 2004,

*	the acquisition of FGS Properties on March 16, 2005, and

*	the acquisition of Hilton Santa Fe on March 22, 2005.
(b)	Represents pro forma adjustments to reflect the acquisition of CNL Properties on June 17, 2005 as if such transaction occurred at the beginning of the period presented.

(c)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings executed to fund these acquisitions as if such borrowings occurred at the beginning of the period presented.

(1)	Represents the income tax benefit (expense) related to these transactions.

(2)	Common shares issuable includes:

Shares issued upon formation and in the initial public offering on 8/29/03	23,281,658	outstanding all year
Shares issued upon exercise of underwriters’ over-allotment on 9/26/03	1,734,072	outstanding all year
Restricted shares issuable to Company directors on 8/29/03	25,000	fully vested
Restricted shares issued to executives and employees on 8/29/03	229,772	689,317 shares, one-third vested
Restricted shares issued to executives and employees on 3/15/04	0	70,400 shares, none vested
Restricted shares issued to directors on 4/2/04	10,000	fully vested
Shares issued 1/20/05	10,350,000	assumed outstanding all year
Restricted shares issued to executives and employees on 3/24/05	0	372,400 shares, none vested
Shares issued 4/05/05	5,000,000	assumed outstanding all year
Shares issued 5/04/05	182,100	assumed outstanding all year
Restricted shares issued to directors on 5/12/04	10,000	fully vested

Total basic shares	40,822,602

Shares issuable upon conversion of limited partnership units issued upon formation on 8/29/03	5,657,917	outstanding all year
Shares issuable upon conversion of limited partnership units issued upon acquisition of Sea Turtle on 4/2/04	106,675	assumed outstanding all year
Shares issuable upon conversion of limited partnership units issued upon acquisition of Dunn Properties on 9/2/04	333,333	assumed outstanding all year
Shares issuable upon conversion of limited partnership units issued upon acquisition of FGS Properties on 3/16/05	4,994,150	assumed outstanding all year
Series B convertible preferred shares issued 12/30/04	993,049	assumed outstanding all year
Series B convertible preferred shares issued 6/15/05	6,454,816	assumed outstanding all year
Incremental diluted shares related to common stock purchase option	211,473	assumed outstanding all year
Incremental diluted shares issuable for unvested restricted shares	378,722

Total diluted shares	59,952,737	anti-dilutive

(3)	Minority interest represents 21% of the net income (loss) before minority interest.

(4)	Represents applicable data of the acquired entities estimated unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents estimated management fees under management agreements with the acquired entities for the periods preceding their acquisitions.

(6)	Represents additional depreciation expense associated with the acquired entities based on their purchase price allocations, some of which are preliminary.

(7)	Represents additional interest expense associated with borrowings executed to fund these acquisitions as if such borrowings occurred at the beginning of the period presented.

(8)	Represents dividends on Series A & B preferred stock as if such preferred stock was outstanding the entire period presented.

EXHIBITS
23.1	Consent of Independent Certified Public Accountants (Pricewaterhouse Coopers LLP)

23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 30, 2005

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID J. KIMICHIK

David J. Kimichik
Chief Financial Officer